UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed, on May 20, 2008, BFC Financial Corporation (the “Company”) was notified by NYSE Arca, Inc. (the “NYSE Arca”) that the Company did not have a market value of publicly held shares in excess of $15 million or an average closing price per share of its Class A Common Stock in excess of $1.00 for a consecutive 30 trading-day period, as required for continued listing. Pursuant to the rules and regulations of the NYSE Arca, the Company was granted a six-month cure period to regain compliance with these continued listing requirements. Because compliance was not achieved within this six-month cure period, on December 1, 2008, the Company was notified by the NYSE Arca that its Class A Common Stock will be suspended from trading on the NYSE Arca prior to the opening of the market on Tuesday, December 9, 2008. The Company anticipates that its Class A Common Stock will be quoted on the OTC’s Pink Sheet Electronic Quotation Service as soon as the NYSE Arca suspends trading.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008	BFC FINANCIAL CORPORATION
	By:	/s/ John K. Grelle
John K. Grelle,
Chief Financial Officer

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